Exhibit 10.1

Li-Cycle Holdings Corp.

and

Continental Stock Transfer & Trust Company, LLC

Warrant Agency Agreement

Dated as of January 16, 2025

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of January 16, 2025 (“Agreement”), between Li-Cycle Holdings Corp., an Ontario corporation (the “Company”), and Continental Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Warrant Agent” or “Continental”).

W I T N E S S E T H

WHEREAS, pursuant to a registered offering (the “Offering”) by the Company of: (i) 5,000,000 Units (“Units”) with each Unit consisting of (a) one (1) common share of the Company, no par value per share (the “Common Shares”), (b) one (1) warrant with an eight-month term (the “Eight Month Warrants”) to purchase one (1) Common Share (the “Eight Month Warrant Share(s)”), and (c) one (1) warrant with a five-year term (the “Five Year Warrants”) to purchase one Common Share (the “Five Year Warrant Share(s)”)); and (ii) 10,000,000 Pre-Funded Units (the “Pre-Funded Units”) with each Pre-Funded Unit consisting of (a) one (1) Pre-Funded Warrant (“Pre-Funded Warrant(s)”) to purchase one Common Share (the “Pre-Funded Warrant Share(s),” and together with the Eight Month Warrant Share(s) and the Five-Year Warrant Shares(s), individually and collectively, the “Warrant Shares”) at a price of $0.00001 per share, (b) one (1) Eight-Month Warrant, and (c) one (1) Five-Year Warrant; and

WHEREAS, the Company granted an over-allotment option to Aegis Capital Corp. as underwriter to purchase up to an additional 2,250,000 Common Shares, Eight Month Warrants to purchase an additional 2,250,000 Common Shares and/or Five Year Warrants to purchase an additional 2,250,000 Common Shares (the “Over-Allotment Option”); and

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-278010) (as the same may be amended from time to time, the “Registration Statement”), for the registration under the Securities Act of 1933, as amended, of the Common Shares, the Eight Month Warrants, the Five Year Warrants, the Pre-Funded Warrants and the Warrant Shares, and such Registration Statement was declared effective on March 29, 2024 and the Company intends to issue the Common Shares, Eight Month Warrants, Five Year Warrants, Pre-Funded Warrants and Warrant Shares pursuant to a Prospectus Supplement to the Registration Statement dated January 15, 2025 (“Prospectus Supplement”);

WHEREAS, upon the terms and subject to the conditions hereinafter set forth and pursuant to the Registration Statement and Prospectus Supplement and the terms and conditions of the Eight Month Warrant Certificate, Five Year Warrant Certificate and the Pre-Funded Warrant Certificate, the Company wishes to issue the Eight Month Warrants, the Five Year Warrants and Pre-Funded Warrants in certificated form; and

WHEREAS, the Common Shares, Eight Month Warrants, Five Year Warrants and Pre-Funded Warrants to be issued in connection with the Offering shall be immediately separable and will be issued separately, but will be purchased together in the Offering and the Eight Month Warrants, the Five Year Warrants and the Pre-Funded Warrants will not be listed for trading; and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Eight Month Warrants, the Five Year Warrants and the Pre-Funded Warrants (collectively, the “Warrants”) and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Warrant Shares.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” has the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(c) “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(d) “Eight Month Warrant Certificate” means a certificate in substantially the form attached as Exhibit 1 hereto, representing such number of Warrant Shares as is indicated therein.

(e) “Five Year Warrant Certificate” means a certificate in substantially the form attached as Exhibit 2 hereto, representing such number of Common Shares as is indicated therein.

(f) “Holder” means a holders, as applicable, of the Eight Month Warrants, the Five Year Warrants and/or the Pre-Funded Warrants.

(g) “Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(h) “Pre-Funded Warrant Certificate” means a certificate in substantially the form attached as Exhibit 3 hereto, representing such number of Common Shares as is indicated therein.

(i) “Trading Day” means any day on which the Common Shares are traded on the Trading Market.

(j) “Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the respective Warrant Certificate.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

Section 3. Warrants.

(a) The Eight Month Warrant Certificate, the Five Year Warrant Certificate and the Pre-Funded Warrant Certificate, together with the form of election to purchase Common Shares (“Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be substantially in the form of Exhibit 1, Exhibit 2, and Exhibit 3, respectively, hereto. Each Warrant shall be issued in certificated form only (each such separate certificate, a “Definitive Certificate”)

(b) Each Definitive Certificate shall be executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

(c) The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

(d) Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the “registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Section 4. Mutilated, Destroyed, Lost or Stolen Definitive Certificates. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate, as applicable, as the Warrant so lost, stolen, mutilated, or destroyed, but only upon receipt of evidence reasonable satisfactory to the Company of such loss, theft, or destruction of such Warrant and indemnity or bond reasonably satisfactory to the Company. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone. In such event, the Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 5. Exercise of Warrants; Exercise Price; Termination Date.

(a) The Eight Month Warrants, the Five Year Warrants and the Pre-Funded Warrants shall be exercisable commencing on the Initial Exercise Date. The Eight Month Warrants, Five Year Warrants and Pre-Funded Warrants shall cease to be exercisable and shall terminate and become void as set forth in the Eight Month Warrant Certificate, Five Year Warrant Certificate and Pre-Funded Warrant Certificate, respectively. The Pre-Funded Warrants have no termination or expiration date. Subject to the foregoing and to Section 5(b) below, the Holder of an Eight Month Warrant, a Five Year Warrant or a Pre-Funded Warrant may exercise the Eight Month Warrant, the Five Year Warrant or the Pre-Funded Warrant in whole or in part upon surrender of the Eight Month Warrant Certificate, the Five Year Warrant Certificate or Pre-Funded Warrant Certificate, if required, with the executed Notice of Exercise and payment of the Exercise Price, which may be made, at the option of the Holder, by wire transfer or by certified or official bank check in United States dollars, to the Warrant Agent at the office of the Warrant Agent designated for such purpose or to the office of one of its agents as may be designated by the Warrant Agent from time to time. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.

(b) Upon receipt of a Notice of Exercise for a cashless exercise pursuant to Section 2(c) of the Eight Month Warrant Certificate, the Five Year Warrant Certificate or the Pre-Funded Warrant Certificate, as applicable (a “Cashless Exercise”) the Company will promptly calculate and transmit to the Warrant Agent the number of Warrant Shares issuable in connection with such Cashless Exercise and deliver a copy of the Notice of Exercise to the Warrant Agent, which shall issue such number of Warrant Shares in connection with such Cashless Exercise. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise is accurate or correct.

(c) Upon the exercise of an Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate, as applicable, pursuant to the terms of the Eight Month Warrant Certificate, the Five Year Warrant Certificate or the Pre-Funded Warrant Certificate, as applicable, the Warrant Agent shall cause the Warrant Shares underlying such Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate, as applicable, to be delivered to or upon the order of the Holder of such Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate, as applicable, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date (as such term is defined in the Definitive Certificate). If the Company is then a participant in the DWAC system of The Depositary Trust Company ( the “Depositary”) and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant is being exercised via Cashless Exercise, then the certificates for Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 2(d)(i) or 2(d)(iv) of the Eight Month Warrant Certificate, the Five Year Warrant Certificate or the Pre-Funded Warrant Certificate, as applicable, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate, as applicable, as set forth in Section 5(a) hereof by the Warrant Share Delivery Date, the Warrant Agent will not be obligated to deliver such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent.

(d) The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price for all Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants, as applicable, as described in Section 5(e) and shall advise the Company via email at the end of each day on which notices of exercise are received or funds for the exercise of any Eight Month Warrant, Five Year Warrant or Pre-Funded Warrant, as applicable, are received of the amount so deposited to its account. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company.

(e) All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services hereunder (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this Section 5(e), including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 6. Cancellation and Destruction of Warrant Certificates. All Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates surrendered for the purpose of exercise, transfer or split up shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Eight Month Warrant Certificates, Five Year Warrant Certificates and Pre-Funded Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Eight Month Warrant Certificates, Five Year Warrant Certificates and Pre-Funded Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company, subject to any applicable law, rule or regulation requiring the Warrant Agent to retain such canceled certificates.

Section 7. Certain Representations; Reservation and Availability of Common Shares or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders as provided in the Registration Statement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares that shall be sufficient to permit the exercise in full of all outstanding Eight Month Warrants, Five Year Warrants and Pre-Funded Warrants, subject to the terms and conditions of this Agreement.

(c) The Company further covenants and agrees that it will pay when due and payable any and all United States federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates or certificates evidencing Common Shares upon exercise of the Warrants. Neither the Company nor the Warrant Agent shall, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates or the issuance or delivery of certificates for the Common Shares in a name other than that of the Holder of the Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate evidencing Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants surrendered for exercise or to issue or deliver any certificate for Common Shares upon the exercise of any Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate at the time of surrender) or until it has been established to the Company’s and the Warrant Agent’s reasonable satisfaction that no such tax or governmental charge is due.

Section 8. Common Share Record Date. Each Person in whose name any certificate for Common Shares are issued (or to whose broker’s account is credited Common Shares through the DWAC system) upon the exercise of Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants shall for all purposes be deemed to have become the holder of record for the Common Shares represented thereby on, and such certificate shall be dated, the date on which submission of the Notice of Exercise was made, provided that the Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate evidencing such Eight Month Warrant, Five Year Warrant or Pre-Funded Warrant is duly surrendered (but only if required herein) and payment of the Exercise Price (and any applicable transfer taxes) is received on or prior to the Warrant Share Delivery Date; provided, however, that if the date of submission of the Notice of Exercise is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such Common Shares on, and such certificate shall be dated, the next succeeding day on which the Common Shares transfer books of the Company are open.

Section 9. Adjustment of Exercise Price, Number of Common Shares or Number of Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants. The Exercise Price, the number of shares covered by each Eight Month Warrant, Five Year Warrant or Pre-Funded Warrant and the number of Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Eight Month Warrant Certificate, Five Year Warrant Certificate and Pre-Funded Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate, the Holder of any Eight Month Warrant, Five Year Warrant or Pre-Funded Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Eight Month

Warrant, Five Year Warrant or Pre-Funded Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate and the provisions of Sections 5, 9 and 10 of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares. All Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time thereunder upon exercise of the Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants, all subject to further adjustment as provided therein.

Section 10. Certification of Adjusted Exercise Price or Number of Common Shares. Whenever the Exercise Price or the number of Common Shares issuable upon the exercise of each Eight Month Warrant, Five Year Warrant or Pre-Funded Warrant is adjusted as provided in Section 9 or 11 of this Agreement, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Eight Month Warrant, Five Year Warrant or Pre-Funded Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of an Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

Section 11. Fractional Warrants; Common Shares.

(a) The Company shall not issue fractions of Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants or distribute Definitive Certificates which evidence fractional Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants. Whenever any fractional Eight Month Warrant, Five Year Warrant or Pre-Funded Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding down of such fraction to the nearest whole Warrant.

(b) The Company shall not issue fractions of Common Shares upon exercise of Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants or distribute share certificates which evidence fractional Common Shares. Whenever any fraction of a Common Share would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate.

Section 12. Purchase or Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any Person succeeding to the shareholder services or corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 14. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates countersigned; and in case at that time any of the Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates shall have the full force provided in the Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver such Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates so countersigned; and in case at that time any of the Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates either in its prior name or in its changed name; and in all such cases such Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates shall have the full force provided in the Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates and in this Agreement.

Section 13. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following express terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

(a) The Warrant Agent may consult with legal counsel reasonably acceptable to the Company (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company; and such certificate shall be full authentication to the Warrant Agent for any action taken or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct or for a breach of this Agreement (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Common Shares required under the provisions of Section 9 or 11 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of the Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants evidenced by the Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Definitive Certificate or as to whether any Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) Each party hereto agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the other party hereto for the carrying out or performing by any party of the provisions of this Agreement.

(g) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer or Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

(h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent bad faith, gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

Section 14. Resignation, Consolidation, or Merger of Warrant Agent.

(a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit their Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

(b) In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Shares not later than the effective date of any such appointment.

(c) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

(d) The Company may terminate the Warrant Agent at any time upon ten (10) business days’ notice. The Company may serve as Warrant Agent in the event the Warrant Agent is terminated.

Section 15. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants to the contrary, the Company may, at its option, issue new Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates evidencing Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of Common Shares or other securities or property purchasable under the Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates made in accordance with the provisions of this Agreement.

Section 16. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 14, by the Company or by the Holder of any Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate shall be deemed given (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to the Company, to:

Li-Cycle Holdings Corp.

207 Queens Quay West, Suite 590,

Toronto, ON, M5J 1A7, Canada

Attn: Carl DeLuca, General Counsel

Email:

Cc:

(b)	If to the Warrant Agent, to:

Continental Stock Transfer & Trust Company, LLC

One State Street, 30th Floor

New York, NY 10004

Attn: Compliance Department

Email: compliance@continentalstock.com

For any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next business day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

(c) If to the Holder of any Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Eight Month Warrant, Five Year Warrant or Pre-Funded Warrant may be given by the Warrant Agent on behalf of the Company.

Section 17. Supplements and Amendments.

(a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement or any Warrants without the approval of any Holders of Warrants in order to add to the covenants and agreements of the Company for the benefit of the Holders of the Warrants or to surrender any rights or power reserved to or conferred upon the Company in this Agreement, provided that such addition or surrender shall not adversely affect the interests of the Holders of the Warrants in any material respect.

(b) In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than a majority of the Warrant Shares issuable thereunder, the Company and the Warrant Agent may modify this Agreement or any Warrant for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders of the Warrants; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 9) upon which the Warrants are exercisable or the rights of holders of Warrants to receive liquidated damages or other payments in cash from the Company or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding Eight Month Warrant Certificate, Five Year Warrant Certificate and Pre-Funded Warrant Certificate affected thereby. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 17. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Agreement or any Warrant that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement or any Warrant shall be effective unless duly executed by the Warrant Agent and the Company.

Section 18. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 19. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Eight Month Warrant Certificates, Five Year Warrant Certificates or Pre-Funded Warrant Certificates and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Eight Month Warrant Certificates, Five Year Warrant Certificates and Pre-Funded Warrant Certificates. Notwithstanding anything to the contrary contained herein, to the extent any provision of the Eight Month Warrant Certificate, Five Year Warrant Certificate or Pre-Funded Warrant Certificate conflicts with any provision of this Agreement, the provisions of this Agreement shall govern and be controlling with respect to the rights, duties, obligations and immunities of the Warrant Agent.

Section 20. Governing Law. This Agreement and each Warrant Certificate and Global Warrant issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to the conflicts of law principles thereof.

Section 21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 22. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 23. Information. The Company agrees to promptly provide to the Holders of the Eight Month Warrants, Five Year Warrants or Pre-Funded Warrants any information it provides to the holders of the Common Shares, except to the extent any such information is publicly available on the EDGAR system (or any successor thereof) of the Securities and Exchange Commission.

Section 24. Force Majeure. Notwithstanding anything to the contrary contained herein or in any Definitive Certificate, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, extreme weather events, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest. Notwithstanding the above, the Warrant Agent shall take all industry standard measures to protect Company and Warrant holders’ data and personal information in connection with its performance under this Agreement. All right, title and interest to Company data shall belong to the Company and Warrant Agent has no intellectual property rights, license or other claim to Company data or data relating to holders of the Warrants that is hosted, stored, or transferred to and from the computer systems hosted by the Warrant Agent or its contractors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Leicia Savinetti
Name: Leicia Savinetti
Title: Vice President